Exhibit 99.1

                     Pediatrix Earns 81 Cents per
               Share, Non-GAAP, for 2007 Third Quarter

            Introduces 2008 EPS Guidance of $3.35 to $3.45


    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Nov. 2, 2007--Pediatrix Medical Group, Inc. (NYSE:PDX) today reported earnings for the three months ended September 30, 2007 of 79 cents per share based on generally accepted accounting principles (GAAP), or 81 cents per share on a non-GAAP basis that excludes expenses related to the Company's stock option review that was completed in late July.

    Pediatrix's results continue to reflect the Company's ability to manage its operations more efficiently. For the 2007 third quarter, compared to the same period of 2006, Pediatrix reported GAAP results that include:

    -- Revenue growth of 10 percent, which includes same-unit growth of 6.1 percent;

    --  Operating income growth of 12 percent;

    --  Operating margin expansion of 45 basis points to 26.7 percent;
        and

    --  Net income growth of 13 percent.

    "At the same time that we have launched our important new growth initiative to build a national group practice of anesthesiologists, our results for this quarter highlight our continued focus on our core operations," said Roger J. Medel, M.D., Pediatrix's Chief Executive Officer. "While we are in the early stages of our efforts, we are encouraged by the opportunity to transfer our administrative core competencies to anesthesia practices. We continue to attract physician group practices from all subspecialties, and remain confident in our ability to continue to grow our existing national group of neonatal, maternal-fetal, pediatric cardiology and related subspecialty care."

    For the three months ended September 30, 2007, net patient service revenue was $236.9 million, up 10 percent from $215.8 million for the comparable 2006 period. Revenue growth consisted of 6.1 percent same-unit growth, as well as contributions from physician group practice acquisitions. Same-unit revenue growth was principally the result of volume growth of 5.2 percent, as well as improved reimbursement. Same-unit neonatal intensive care unit (NICU) patient volume growth was 4.9 percent for the 2007 third quarter. Income from operations increased by 12 percent, to $63.1 million for the three months ended September 30, 2007, when compared with $56.5 million for the comparable 2006 period. Results for both periods include costs associated with the stock option review that was announced in August 2006 and completed in July 2007.

    Operating margin increased by 45 basis points, largely as a result of ongoing general and administrative expense management efforts.

    Pediatrix reported net income of $39.6 million for the 2007 third quarter, up 13 percent from $35.2 million for the comparable 2006 period.

    The Company earned 79 cents per share, on a GAAP basis, based on a weighted average 50.3 million shares outstanding, which is up from 71 cents per share based on a weighted average 49.5 million shares outstanding for the 2006 third quarter.

    On a non-GAAP basis earnings per share increased by 11 percent, to 81 cents, for the three months ended September 30, 2007, from 73 cents on a non-GAAP basis for the 2006 third quarter. This non-GAAP comparison excludes pre-tax expenses of $1.9 million for the 2007 third quarter and $1.7 million for the 2006 third quarter that were associated with the stock option review.

    At September 30, 2007, Pediatrix had cash and cash equivalents of $50.5 million, and no amounts outstanding under its revolving credit facility. The Company generated cash flow from operations of $62.8 million during the 2007 third quarter.

    Pediatrix used its cash to complete five physician group practice acquisitions during the three months ended September 30, 2007, including its first anesthesia group practice, Fairfax Anesthesiology Associates, based in northern Virginia. Pediatrix also completed the acquisition of a San Antonio, TX, pediatric cardiology practice; a Seattle, WA, ultrasound radiology practice; a Nashville, TN, neonatal group practice; and a Central California maternal-fetal medicine group practice during the 2007 third quarter. For the period, the Company invested a total of $89.4 million in acquisitions. The Nashville and Central California acquisitions closed at the end of September and were funded October 1, resulting in an additional $7.2 million in acquisition spending.

    The Company also used $67.4 million of its cash to complete open market purchases of its common stock during the period, as part of a $100 million share repurchase program that was authorized by its Board of Directors in August. The Company's share repurchase program is now complete.

    For the nine months ended September 30, 2007, presented on a GAAP basis, Pediatrix had net patient service revenue of $678.1 million, compared with $607.2 million for the same period of 2006. Pediatrix reported operating income of $159.9 million and net income of $101.5 million through nine months of 2007, which compares with operating income of $147.7 million and net income of $92.1 million for the comparable period of 2006. Earnings per share for the nine months ended September 30, 2007, were $2.02, based on a weighted average 50.1 million shares outstanding, as compared with $1.87 per share based on a weighted average 49.3 million shares outstanding for the comparable 2006 period.

    Earnings Guidance

    Pediatrix expects 2008 earnings per share to be in a range of $3.35 to $3.45, with expected same-unit patient volume growth of 3 to 5 percent, 2 to 4 percent same-unit reimbursement growth that includes increased reimbursement from the Texas Medicaid program, and estimated contributions from $80 to $85 million of capital invested to complete base-business acquisitions during the remainder of 2007 and all of 2008.

    Reconciliation of Non-GAAP Information

    This press release contains non-GAAP information, for earnings per share, which is adjusted for certain items as set forth below. Pediatrix believes that this non-GAAP information is useful to management and investors reviewing financial and business trends related to its results of operations and that when non-GAAP information is viewed with GAAP information, investors are provided with a meaningful understanding of Pediatrix's ongoing operating financial performance. This information is not intended to be considered in isolation, or as a substitute of GAAP financial information. The following tables reconcile non-GAAP financial information to net income per common share, which Pediatrix believes are the most comparable GAAP measures:



                                             Three Months Ended
                                             September 30, 2007
                                         GAAP    Adjustments Adjusted
                                       --------- ----------- ---------
                                       (in thousands except per share
                                                    data)

Net patient service revenue            $236,876              $236,876
                                       ---------             ---------
Operating expenses:
  Practice salaries and benefits        131,925               131,925
  Practice supplies and other
   operating expenses                     9,395                 9,395
  General and administrative expenses    29,837      (1,900)   27,937
  Depreciation and amortization           2,577                 2,577
                                       ---------             ---------
      Total operating expenses          173,734               171,834
                                       ---------             ---------
      Income from operations             63,142                65,042
                                       ---------             ---------
Investment income                         2,121                 2,121
Interest expense                           (147)                 (147)
                                       ---------             ---------
      Income before income taxes         65,116                67,016
Income tax provision                    (25,558)       (746)  (26,304)
                                       ---------             ---------
      Net income                       $ 39,558              $ 40,712
                                       ---------             ---------

  Net income per common and common
   equivalent share (diluted)          $   0.79     $  0.02  $   0.81
  Weighted average shares used in
   computing net income per common and
   common equivalent share (diluted)     50,264                50,264




                                             Three Months Ended
                                             September 30, 2006
                                         GAAP    Adjustments Adjusted
                                       --------- ----------- ---------
                                       (in thousands except per share
                                                    data)

Net patient service revenue            $215,755              $215,755
                                       ---------             ---------
Operating expenses:
  Practice salaries and benefits        120,836               120,836
  Practice supplies and other
   operating expenses                     8,092                 8,092
  General and administrative expenses    27,971      (1,675)   26,296
  Depreciation and amortization           2,308                 2,308
                                       ---------             ---------
      Total operating expenses          159,207               157,532
                                       ---------             ---------
      Income from operations             56,548                58,223
                                       ---------             ---------
Investment income                         1,173                 1,173
Interest expense                           (122)                 (122)
                                       ---------             ---------
      Income before income taxes         57,599                59,274
Income tax provision (a)                (22,434)       (632)  (23,066)
                                       ---------             ---------
      Net income                       $ 35,165              $ 36,208
                                       ---------             ---------

  Net income per common and common
   equivalent share (diluted)          $   0.71     $  0.02  $   0.73
  Weighted average shares used in
   computing net income per common and
   common equivalent share (diluted)     49,515                49,515

(a) The income tax provision for the three months ended September 30, 2006, includes the cumulative impact of an increase in the Company's effective tax rate for 2006.


    Earnings conference call

    Pediatrix Medical Group, Inc. will host an investor conference call to discuss the quarterly results at 10 a.m. (EDT) today. The conference call Webcast may be accessed from the Company's Website, www.pediatrix.com. A telephone replay of the conference call will be available from 1:30 p.m. (EDT) today through midnight (EST) November 16, 2007, by dialing 800-475-6701, access code 891276. The replay will also be available at www.pediatrix.com.

    About Pediatrix

    Pediatrix Medical Group, Inc. is the nation's leading provider of neonatal, maternal-fetal and pediatric physician subspecialty services and recently expanded to include anesthesiology services. Pediatrix physicians and advanced practitioners are reshaping the delivery of care within the maternal-fetal, neonatal intensive care and pediatric cardiology subspecialties, using evidence-based tools, continuous quality initiatives and clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Founded in 1979, its neonatal physicians provide services at more than 240 neonatal intensive care units, and in many markets they collaborate with affiliated maternal-fetal medicine, pediatric cardiology physician subspecialists and pediatric intensivists to provide a clinical care continuum. Combined, Pediatrix and its affiliated professional corporations employ more than 1,000 physicians in 32 states and Puerto Rico. Pediatrix is also the nation's largest provider of newborn hearing screens and newborn metabolic screening. Additional information is available at www.pediatrix.com.

    Certain statements and information in this press release may be deemed to be "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as "believe", "hope", "may", "anticipate", "should", "intend", "plan", "will", "expect", "estimate", "project", "positioned", "strategy" and similar expressions, and are based on assumptions and assessments made by Pediatrix's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and Pediatrix undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Pediatrix's most recent Annual Report on Form 10-K, including the section entitled "Risk Factors". Additional factors include, but are not limited to: the possible discovery of additional facts beyond those reviewed by the Audit Committee; additional litigation related to the matters investigated by the Pediatrix's Audit Committee or the restatements to Pediatrix's financial statements and other historical disclosures; and any regulatory actions of the SEC or the U.S. Attorney related to such matters.



                    Pediatrix Medical Group, Inc.
                  Consolidated Statements of Income
                             (Unaudited)

                               Three months ended   Nine months ended
                                  September 30,       September 30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
                                (in thousands, except for per share
                                                data)
                               ---------------------------------------

Net patient service revenue    $236,876  $215,755  $678,142  $607,241
                               --------- --------- --------- ---------
Operating expenses:
  Practice salaries and
   benefits                     131,925   120,836   389,532   347,824
  Practice supplies and other
   operating expenses             9,395     8,092    27,899    24,498
  General and administrative
   expenses                      29,837    27,971    93,291    80,183
  Depreciation and
   amortization                   2,577     2,308     7,516     7,060
                               --------- --------- --------- ---------

  Total operating expenses      173,734   159,207   518,238   459,565
                               --------- --------- --------- ---------

Income from operations           63,142    56,548   159,904   147,676
                               --------- --------- --------- ---------

Investment income                 2,121     1,173     5,646     2,101
Interest expense                   (147)     (122)     (490)     (942)
                               --------- --------- --------- ---------

  Income before income taxes     65,116    57,599   165,060   148,835
Income tax provision            (25,558)  (22,434)  (63,605)  (56,785)
                               --------- --------- --------- ---------

Net income                     $ 39,558  $ 35,165  $101,455  $ 92,050
                               ========= ========= ========= =========

Per share data:
  Net income per common and
   common equivalent share
   (diluted)                   $   0.79  $   0.71  $   2.02  $   1.87

  Weighted average shares used
   in computing net income per
   common and common
   equivalent share (diluted)    50,264    49,515    50,102    49,283




                       Balance Sheet Highlights
                             (Unaudited)

                                                   As of      As of
                                                 Sept. 30,  Dec. 31,
                                                    2007       2006
                                                 ---------- ----------
                                                    (in thousands)
Assets:
Cash and cash equivalents                        $   50,507 $   69,595
Short-term investments                               29,083     65,660
Accounts receivable, net                            142,815    125,573
Other current assets                                 57,945     40,771
Other assets, property and equipment                957,601    833,571
                                                 ---------- ----------
Total assets                                     $1,237,951 $1,135,170
                                                 ========== ==========

Liabilities and shareholders' equity:
Accounts payable & accrued expenses              $  210,624 $  206,552
Total debt                                              899        860
Other liabilities                                    84,451     61,957
                                                 ---------- ----------
Total liabilities                                   295,974    269,369
Shareholders' equity                                941,977    865,801
                                                 ---------- ----------
Total liabilities and shareholders' equity       $1,237,951 $1,135,170
                                                 ========== ==========



    CONTACT: Pediatrix Medical Group, Inc., Fort Lauderdale
             Bob Kneeley, Director, Investor Relations,
             954-384-0175, x-5300
             bob_kneeley@pediatrix.com